Exhibit 1.1

6,000,000 Units

Bayview Acquisition Corp

UNDERWRITING AGREEMENT

December 14, 2023

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, New York 10004

As Representative of the Underwriters named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, Bayview Acquisition Corp, a Cayman Islands exempted company (“Company”), hereby confirms its agreement with Chardan Capital Markets, LLC (hereinafter referred to as “you,” “Chardan,” or as the “Representative”) and with the other underwriters named on Schedule A hereto for which you are acting as representative (the Representative and the other Underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”), as follows:

1. Purchase and Sale of Securities.

1.1. Firm Securities.

1.1.1. Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions set forth herein, the Company agrees to issue and allot, severally and not jointly, to the several Underwriters, an aggregate of 6,000,000 units (the “Firm Units”) of the Company at a purchase price (net of discounts and commissions, including the Deferred Underwriting Commission described in Section 1.3.1 below) of $9.45 per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price (net of discounts and commissions, including the Deferred Underwriting Commission described in Section 1.3.1 below) of $9.45 per Firm Unit. The Firm Units (and the Option Units (as hereinafter defined), if any) are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit (or Option Unit, as applicable). Each Firm Unit (and Option Unit) consists of one (1) ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”) and one (1) right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of a Business Combination (as defined below) (the “Rights”); provided, however, the Company will not sell or issue fractional shares with respect to any Right. The Ordinary Shares and the Rights included in the Firm Units (and the Option Units) will not be separately transferable until the earlier of the 90th day after the date that the Registration Statement (as defined below) is declared effective (the “Effective Date”) by the U.S. Securities and Exchange Commission (the “Commission”) or the announcement by the Company of the Representative’s decision to allow earlier trading, subject, however, to the Company filing a Current Report on Form 8-K (“Form 8-K”) with the Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering and issuing a press release announcing when such separate trading will begin. In no event will the Company allow separate trading until (i) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering and the filing of such audited balance sheet with the Commission on a Form 8-K or similar form by the Company which includes such balance sheet and (ii) the issuance of a press release announcing when such separate trading shall begin. As described in the Prospectus (as defined herein), each Right entitles the holder thereof to receive one-tenth (1/10) of one Ordinary Share upon the consummation of a Business Combination. Each ten Rights entitle the holder thereof to receive one Ordinary Share at the closing of a Business Combination. The Company will not issue fractional shares. As a result, a holder must hold rights in multiples of ten (10) in order to receive Ordinary Shares for all of the holder’s rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the required time period and the Company redeems the Ordinary Shares for the funds held in the Trust Account (as defined below), holders of Rights will not receive any of such funds for their Rights and the Rights will expire worthless. As used herein, the term “Business Combination” shall mean any merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities by the Company.  As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business; provided, however, for clarification, national banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non- essential employee”, or other similar orders or restrictions of the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including wire transfers) of national banks in New York, New York are generally open for use by customers on such day.

1.1.2. Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York time, on the second (2nd) Business Day following the Effective Date of the Registration Statement (or the third (3rd) Business Day following the Effective Date, if the Registration Statement is declared effective at or after 4:00 p.m., New York City time) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The closing of the public offering contemplated by this Agreement is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date”. Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds. $60,000,000 (increasing to up to $69,000,000 to the extent that the Over-allotment Option (as defined in Section 1.2) is exercised), or $10.00 per Unit, of the proceeds received by the Company for the Firm Units and from the Private Placement (as defined in Section 1.4) shall be deposited in the trust account established by the Company for the benefit of the public shareholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (the “Trust Agreement”) by and between the Company and American Stock Transfer & Trust Company. Such amount includes an aggregate of $2,100,000 (increasing to up to $2,415,000 to the extent that the Over-allotment Option is exercised), or $0.35 per Unit (as defined below), payable to Chardan as a Deferred Underwriting Commission in accordance with, and subject to adjustment pursuant to, Section 1.3.1 hereof, to be placed by the Underwriters in the Trust Account. Payment of two (2) percent of the underwriting discount to Chardan shall be made on the Closing Date. The proceeds (less commissions, expense allowance and actual expense payments or other fees payable pursuant to this Agreement) shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of The Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

1.2. Over-Allotment Option.

1.2.1. Option Units. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 900,000 units from the Company (the “Over-allotment Option”). Such additional 900,000 units shall be identical in all respects to the Firm Units and are hereinafter referred to as the “Option Units”. The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the Ordinary Shares and the Rights included in the Units and the Ordinary Shares issuable upon exercise or conversion of the Rights are hereinafter referred to collectively as the “Public Securities”. The purchase price to be paid for the Option Units (net of discounts and commissions, other than the Deferred Underwriting Commission described in Section 1.3.1 below) will be $9.45 per Option Unit. The Option Units are to be offered initially to the public at the offering price of $10.00 per Option Unit.

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within forty-five (45) days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail, facsimile transmission or e-mail transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, if other than the Closing Date, which date shall not be earlier than the Closing Date or later than five (5) Business Days after the date of the written notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place or in such other manner as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units (the “Option Closing”) will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

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1.2.3. Payment and Delivery. Delivery and payment for the Option Units shall be made at 10:00 a.m., New York time, on the Option Closing Date or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. Payment for the Option Units shall be made on the Option Closing Date (or at such earlier time as shall be agreed upon by the Representative and the Company) at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, by deposit of the sum of $10.00 per Option Unit in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters. The Underwriters shall also place an aggregate of $0.35 per Option Unit (or up to $262,500 in total), payable to the Representative, as Deferred Underwriting Commission, in accordance with Section 1.3.1 hereof, in the Trust Account. The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request not less than two (2) Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one (1) full Business Day prior to such Closing Date or Option Closing Date.

1.3. Deferred Compensation.

1.3.1. Deferred Underwriting Commission. Chardan shall also be entitled to receive three and a half percent (3.5%) of the gross proceeds from the sale of the Firm Units (up to $2,100,000) and three and a half percent (3.5%) of the gross proceeds from the sale of the Option Units (which would result in up to $2,415,000 in deferred underwriting commission from the sale of the Firm Units and the Option Units, assuming the Over-allotment Option is exercised in full) as a deferred underwriting commission (the “Deferred Underwriting Commission”). At the option of Chardan, the Deferred Underwriting Commission shall be payable directly from the Trust Account, without accrued interest, to Chardan upon consummation of a Business Combination. For the avoidance of doubt, only Chardan and none of the other Underwriters shall be entitled to receive the Deferred Underwriting Commission. In the event that the Company is unable to consummate a Business Combination and American Stock Transfer & Trust Company, as the trustee of the Trust Account (in this context, the “Trustee”), commences liquidation of the Trust Account as provided in the Trust Agreement, Chardan agrees that: (i) Chardan shall have no right or claim to receive the Deferred Underwriting Commission; and (ii) the Deferred Underwriting Commission, together with all other amounts on deposit in the Trust Account, shall be distributed on a pro-rata basis among the public shareholders. Any Deferred Underwriting Commissions will be fully earned by the Representative upon the payment of the purchase price for the Units purchased by the Underwriters at the Closing (or, with respect to Deferred Underwriting Commissions related to the Option Units, the payment of the purchase price for those Option Units at any Option Closing) and will be paid only to the Representative if and when the Company consummates a Business Combination without any further conditions. Chardan may waive its right to receive the Deferred Underwriting Commission by notifying the Company in writing at any time prior to the consummation of a Business Combination, in which case the Deferred Underwriting Commission will be cancelled.

1.3.2. Representative’s Purchase Option. As additional consideration, the Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date an option (“Representative’s Purchase Option”) for the purchase of an aggregate of 540,000 units (or up to 621,000 units to the extent the underwriter’s Over-allotment Option is exercised) (such units, the “Representative’s Units”) for an aggregate purchase price of $100.00. The Representative’s Purchase Option shall be exercisable, in whole or in part, at any time between (i) the closing of the Business Combination, and (ii) five (5) years from the date of commencement of sales in the Offering, for cash or on a cashless basis, at an initial exercise price per Representative’s Unit of $11.50 (or 115% of the volume weighted average trading price of the Ordinary Shares during the 20 trading day period starting on the trading day immediately prior to consummation of an initial Business Combination). The Representative’s Purchase Option, the Representative’s Units, the Ordinary Shares included in the Representative’s Units, the Rights included in the Representative’s Units (the “Representative’s Rights”) and the Ordinary Shares issuable pursuant to the terms of the Representative’s Rights are hereinafter referred to collectively as the “Representative’s Securities.” Pursuant to Rule 5110(e)(1) of FINRA’s rules, the Representative’s Securities will be subject to a lock-up for a period of one hundred eighty (180) days immediately following the commencement of sales in the offering during which such securities may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the Representative’s Securities. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative (and/or its designees) upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

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1.3.3. Deferred Nature of the Deferred Underwriting Commission and the Securities underlying the Representative’s Purchase Option for Company’s Benefit Only. For the avoidance of doubt, all performance obligations of each Underwriter under this Agreement shall be fully satisfied upon the payment of the purchase price for the Units purchased by such Underwriter at the Closing and, if applicable, any Option Closing.

1.4. Private Placement.

1.4.1. Placement Units. Simultaneously with the Closing, Bayview Holding LP (the “Sponsor”) and Peace Investment Holdings Limited, a British Virgin Island Company (“Peace Investment” and together with the Sponsor, the “Sponsors”) shall purchase from the Company, pursuant to a written purchase agreement an aggregate of 232,500 private placement units (or up to 250,500 private placement units to the extent the Over-allotment Option is exercised) (the “Placement Units”) at a purchase price of $10.00 per Placement Unit in a private placement (the “Private Placement”) in order to ensure that at least $10.00 per Unit sold to the public shareholders is held in trust after the exercise of the Over-allotment Option. The Placement Units, the Ordinary Shares included in the Placement Units (the “Placement Shares”), the Rights included in the Placement Units (the “Placement Rights”) and the Ordinary Shares underlying the Placement Rights are hereinafter referred to collectively as the “Placement Securities,” and the Public Securities, the Representative’s Securities and the Placement Securities are hereinafter referred to collectively as the “Securities.” Each Placement Unit shall be identical to the Units sold in the Offering, except that the Placement Units and their component securities may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities period of one hundred eighty (180) days immediately following the commencement of sales in the offering and will not be transferable, assignable or salable until thirty (30) days after the completion of the Company’s Business Combination except to permitted transferees, and that the component securities, so long as they are held by the Sponsors or their permitted transferees, will be entitled to registration rights. The Placement Units and the securities included therein will expire worthless in the event that the Company does not consummate a Business Combination within the required time period. There will be no placement agent in the Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Placement Securities.

1.5. Founder Shares.

1.5.1. Pursuant to the Founder Shares Subscription Agreement, dated February 23, 2023 (the “Founder Shares Subscription Agreement”), the Company issued to the Sponsor an aggregate of 1,437,500 ordinary shares, par value $0.0001 per share (such shares, the “Founder Shares”) in a private placement for an aggregate purchase price of $25,000 in cash. On March 14, 2023, the Sponsor transferred 963,125 shares to Peace Investment (the “Assignment”). On December 14, 2023, the Company effected a share capitalization in the form of a share dividend of approximately 287,500 fully paid Founder Shares, resulting in the Sponsor holding 569,250 Founder Shares and Peace Investment holding 1,115,750 Founder shares as of the date of this Agreement. Up to 225,000 Founder Shares held by the Sponsors are subject to forfeiture to the extent the Underwriters do not exercise their Over-allotment Option.

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2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Commission a registration statement and, if applicable, an amendment or amendments thereto, on Form S-1 (File Nos. 333-275649 and 333-276054), including any related preliminary prospectus (the “Preliminary Prospectus”, including any prospectus that is included in the Registration Statement immediately prior to the effectiveness of the Registration Statement), for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity in all material respects with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied in all material respects. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale,” as used in the Act, means 9:59 p.m., New York City time, on the date of this Agreement, or such time and date on which the Company delivers the Firm Units or any Option Units pursuant to the Over-allotment Option. If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Act registering additional Public Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company or the Representative has determined that at the Time of Sale the Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and have agreed to provide an opportunity to purchasers of the Units to terminate their old purchase contracts and enter into new purchase contracts, the Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2. Pursuant to the Exchange Act, the Company has filed with the Commission a Form 8-A, providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares and the Rights. The registration of the Units, the Ordinary Shares and the Rights under the Exchange Act will be declared effective by the Commission on or prior to the Effective Date.

2.2. No Stop Orders, Etc.

Neither the Commission nor, to the Company’s knowledge, any foreign or state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

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2.3. Disclosures in Registration Statement.

2.3.1. 10b-5 Representation. At the time the Registration Statement became effective, upon the filing or first use (within the meaning of the Regulations) of the Prospectus and at the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will in all material respects conform to the requirements of the Act and the Regulations. Neither the Registration Statement nor any Preliminary Prospectus or the Prospectus, nor any amendment or supplement thereto, on their respective dates, did or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) or first used (within the meaning of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission or first used (within the meaning of the Regulations), such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each testing-the-waters communication, if any, does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such testing-the-waters communication, as supplemented by and taken together with the Preliminary Prospectus and the Prospectus, did not, and as of each Time of Sale will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following the distribution of any testing-the-waters communication, there occurred an event as a result of which such testing-the-waters communication would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made at such time, not misleading, the Company will (i) notify promptly the Representative so that use of the testing-the-waters communication may cease until it is amended or supplemented; (ii) amend or supplement, without charge, the testing-the-waters communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested. The representation and warranty made in this Section 2.3.1 does not apply to the extent statements were made or statements were omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. It is understood the following identified statements set forth in the Prospectus under the heading “Underwriting” constitute, for the purposes of this Agreement, information furnished by the Representative with respect to the Underwriters: (i) the table of underwriters in the first paragraph of “Underwriting”, (ii) the selling concession per unit and the discount per unit on sales to other broker/dealers in the fourth paragraph of the Underwriting subsection and (iii) the Underwriting section “Regulatory Restrictions on Purchase of Securities”.

2.3.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a material violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

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2.3.3. Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.3.4. Regulations. The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of foreign, federal, state and local law and regulation on the Company’s business as currently contemplated fairly summarize, to the Company’s knowledge, such effects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4. Changes After Dates in Registration Statement.

2.4.1. No Material Adverse Change. Except as contemplated in the Prospectus or specifically stated therein, since the respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus and/or the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement and the Prospectus.

2.4.2. Recent Securities Transactions, Etc. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

2.5. Independent Accountants. To the Company’s knowledge, UHY LLP (“UHY”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). To the Company’s knowledge, UHY is duly registered and in good standing with the PCAOB. UHY has not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6. Financial Statements; Statistical Data.

2.6.1. Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. To the Company’s knowledge, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus. The Registration Statement, the Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. To the Company’s knowledge, there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required.

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2.6.2. Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectus and the Prospectus, if any, are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.7. Authorized Capital; Options, Etc. The Company had at the date or dates indicated in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted share capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Preliminary Prospectus and the Prospectus, on the Effective Date of the Prospectus and on the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Shares of the Company or any security convertible into Ordinary Shares of the Company, or any contracts or commitments to issue or sell Ordinary Shares or any such options, warrants, rights or convertible securities.

2.8. Valid Issuance of Securities, Etc.

2.8.1. Outstanding Securities. All issued and outstanding Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. Subject to the disclosure contained in the Registration Statement, the Preliminary Prospectus and the Prospectus with respect to the Placement Securities and the Representative’s Purchase Option, the offers and sales of the outstanding Ordinary Shares, Units and Rights were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

2.8.2. Securities Sold. The Ordinary Shares underlying the Units and the Rights have been duly authorized and reserved for issuance and when issued and paid for in accordance with this Agreement and the Rights Agreement, as applicable, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Public Securities and the underlying securities, are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate actions required to be taken for the authorization, issuance and sale of the Public Securities, and the underlying securities, have been duly and validly taken. The Public Securities, and the underlying securities, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus, and the Prospectus, as the case may be. When issued, the Units, the Rights, and their underlying securities, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and are enforceable against the Company in accordance with their respective terms.

2.8.3. Placement Securities. The Placement Securities have been duly authorized and reserved for issuance and when issued and paid for in accordance with the terms of the Placement Units Subscription Agreement, the Placement Units and the securities included therein will be validly issued, fully paid and non-assessable. The Placement Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate actions required to be taken for the authorization, issuance and sale of the Placement Securities have been duly and validly taken. When issued, the Placement Units and the Placement Rights will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Ordinary Shares issuable upon exercise of the Placement Rights or included in the Placement Units have been reserved for issuance and, when issued in accordance with the terms of the Placement Rights or the Placement Units, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

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2.8.4. Founder Shares. The Founder Shares are duly authorized, validly issued, fully paid and, except with respect to the forfeiture of certain Founder Shares as described in the Prospectus upon the failure by the Underwriters to purchase any or all of the Option Units, non-assessable.

2.8.5. Representative’s Purchase Option and Representative’s Securities. The Representative’s Securities, including any securities included therein or issuable upon exercise or conversion of any security included therein, have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the Representative’s Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate actions required to be taken for the authorization, issuance and sale of the Representative’s Securities have been duly and validly taken. When negotiating a Business Combination with a potential business combination target, the Company will ensure that this representation will also remain true for any entity that will survive a Business Combination with the Company as the listed, issuing entity, and the Company covenants that the Representative’s Purchase Option shall be assumed by the listed, issuing entity surviving any Business Combination with the Company. Further, when issued, the Representative’s Purchase Option and the Representative’s Rights will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative’s Purchase Option and Representative’s Rights are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.8.6. No Integration. Subject to the disclosure contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus with respect to the Placement Securities, neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10. Validity and Binding Effect of Agreements. This Agreement, the Trust Agreement, the Rights Agreement (as defined in Section 2.23), the Services Agreement (as defined in Section 3.5.2), the Insider Letter (as defined in Section 2.24.1), the Founder Shares Subscription Agreement (as defined in Section 1.5.1), the Placement Units Subscription Agreement (as defined in Section 2.24.2 hereof), the Registration Rights Agreement (as defined in Section 2.24.4 hereof) and the Escrow Agreement (as defined in Section 2.24.5 hereof) have been duly and validly authorized by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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2.11. No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Trust Agreement, the Rights Agreement, the Representative’s Purchase Option, the Services Agreement, the Insider Letter, the Founder Shares Subscription Agreement, the Placement Units Subscription Agreement, the Registration Rights Agreement and the Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the amended and restated memorandum and articles of association of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12. No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material agreement, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations which would not reasonably be expected to have a material adverse effect on the Company. The Company is not in violation of any term or provision of its amended and restated memorandum and articles of association.

2.13. Corporate Power; Licenses; Consents.

2.13.1. Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Preliminary Prospectus and the Prospectus. To the Company’s knowledge, the disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state and local law and regulation on the Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering.

2.13.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities or the Placement Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Trust Agreement, the Rights Agreement, the Insider Letter, the Founder Shares Subscription Agreement, the Placement Units Subscription Agreement, the Representative’s Purchase Option, the Registration Rights Agreement, the Services Agreement and the Escrow Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.14. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by the Sponsors immediately prior to the Offering (the “Initial Shareholders”), each of the Company’s officers and directors and provided to the Underwriters and included by the Company in the Registration Statement is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the Initial Shareholder and each officer or director, to become inaccurate and incorrect.

2.15. FINRA Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “FINRA Questionnaires”) completed by each of the Company, the Sponsors and the Company’s officers and directors, and provided to the Representative, is true and correct and the Company has not become aware of any information which would cause the information disclosed in the FINRA Questionnaires to become inaccurate or incorrect.

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2.16. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, the Initial Shareholders, which is required to be disclosed but has not been disclosed in the Registration Statement, the Questionnaires, the Preliminary Prospectus and the Prospectus.

2.17. Good Standing. The Company has been duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

2.18. No Contemplation of a Business Combination. Prior to the date hereof, neither the Company, its officers and directors nor the Initial Shareholders had, and as of the Closing, the Company and such officers and directors and Initial Shareholders will not have had: (i) any specific Business Combination under consideration or contemplation; or (ii) any substantive interactions or discussions with any target business regarding a possible Business Combination.

2.19. Transactions Affecting Disclosure to FINRA.

2.19.1. Except as described in the Preliminary Prospectus and/or the Prospectus, there are no claims, payments, arrangements, agreements, letters of intent, engagement letters or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or the Initial Shareholders with respect to the sale of the Public Securities or the Placement Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, the Initial Shareholders that may affect the Underwriters’ compensation, as defined by FINRA.

2.19.2. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member participating in the offering as defined in FINRA Rule 5110(j)(15) (“Participating Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the twelve (12) months prior to the Effective Date, other than payments to the Representative.

2.19.3. No officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived), or any of its, her or his affiliates (any such individual or entity, a “Company Affiliate”) is a member, a person associated, or affiliated with a Participating Member.

2.19.4. No Company Affiliate is an owner of shares or other securities of any Participating Member (other than securities purchased on the open market).

2.19.5. No Company Affiliate has made a subordinated loan to any Participating Member.

2.19.6. No proceeds from the sale of the Public Securities (excluding underwriting compensation (as defined in FINRA Rule 5110(j)(22)), the Founder Shares or the Placement Securities will be paid to any Participating Member, or any persons associated or affiliated with a Participating Member, except as specifically authorized herein, the Founder Shares Subscription Agreement and in the Placement Unit Subscription Agreement.

2.19.7. Except with respect to the Representative, the Company has not issued any ordinary shares, warrants, rights or other securities, or granted any options, directly or indirectly to anyone who is a Participating Member within the one hundred eighty (180)-day period prior to the initial filing date of the Registration Statement.

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2.19.8. No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any Participating Member.

2.19.9. No Participating Member in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and its associated persons, parent or affiliates in the aggregate beneficially own ten percent (10%) or more of the Company’s outstanding subordinated debt or common equity, or ten percent (10%) or more of the Company’s preferred equity.

2.19.10. Except with respect to the Representative in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the one hundred eighty (180)-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any underwriting compensation (as defined in FINRA Rule 5110(j)(22)) from the Company to a Participating Member.

2.20. Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Shareholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that: (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the Preliminary Prospectus and/or the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.21. Patriot Act. Neither the Company nor, to the Company’s knowledge, any officer, any director or any of the Initial Shareholders has violated: (i) the Bank Secrecy Act, as amended; (ii) the Money Laundering Control Act of 1986, as amended; or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.22. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.23. Rights Agreement. The Company has entered into a rights agreement with respect to the Rights, the Representative’s Rights and the Placement Rights with American Stock Transfer & Trust Company, LLC, as rights agent, substantially in the form filed as an exhibit to the Registration Statement (the “Rights Agreement”).

2.24. Agreements With Officers, Directors and Initial Shareholder.

2.24.1. Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification, contribution or non- compete provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) in the form filed as an exhibit to the Registration Statement (the “Insider Letter”), pursuant to which each of the officers and directors of the Company and the Sponsors as initial shareholders of the Company agree to certain matters.

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2.24.2. Placement Units Subscription Agreement.  The Company and the Sponsors have executed and delivered a Placement Units Subscription Agreement, the form of which is filed as an exhibit to the Registration Statement (the “Placement Units Subscription Agreement”), pursuant to which the Sponsors will, among other things, on the Closing Date, purchase an aggregate of 232,500 Placement Units (or up to 250,500 Placement Units to the extent the Over-allotment Option is exercised).

2.24.3. Founder Shares Subscription Agreement. The Company and the Sponsor executed and delivered a Founder Shares Subscription Agreement. The Assignment pursuant to the assignment agreement between the Sponsor and Peace Investment has been validly executed and delivered by each party thereto.

2.24.4. Registration Rights Agreement. The Company, the Initial Shareholders and Chardan have entered into a registration rights agreement (the “Registration Rights Agreement”) substantially in the form filed as an exhibit to the Registration Statement, whereby the parties will be entitled to certain registration rights with respect to their securities, as set forth in such Registration Rights Agreement and described more fully in the Registration Statement.

2.24.5. Escrow Agreement. The Company has caused the Initial Shareholders to enter into an escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company substantially in the form filed as an exhibit to the Registration Statement, whereby the Ordinary Shares and Placement Securities owned by the Initial Shareholders will be held in escrow during the period in which they are subject to the transfer restrictions as set forth in the Prospectus. During such escrow period, the Initial Shareholder shall be prohibited from selling or otherwise transferring such securities (except as otherwise set forth in the Escrow Agreement) but will retain the right to vote any Ordinary Shares. To the Company’s knowledge, the Escrow Agreement is enforceable against each of the Initial Shareholders and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Shareholders is a party.

2.25. Investment Management Trust Agreement. The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and the Private Placement substantially in the form filed as an exhibit to the Registration Statement.

2.26. Covenants Not to Compete. To the Company’s knowledge, the officers and directors of the Company and the Initial Shareholders are not subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer or other person or entity which could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company or to identify target companies in view of consummating a Business Combination, as applicable. The principals of the Company, including Yuk Man Lau, Xin Wang and David Bumper, will not become officers or directors of any other special purpose acquisition company until (i) the Company has entered into and consummated a definitive agreement regarding it’s the Business Combination, (ii) it has failed to complete the Business Combination, or (iii) they are no longer the principals of the Company.

2.27. Investments. No more than forty-five percent (45%) of the “value” (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Company’s total assets consist of, and no more than forty-five percent (45%) of the Company’s net income after taxes is derived from, securities other than “Government Securities” (as defined in Section 2(a)(16) of the Investment Company Act).

2.28. Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.29. Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any Company Affiliate, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Preliminary Prospectus and/or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Preliminary Prospectus and/or the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

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2.30. No Influence. The Company has not offered, or caused the Underwriters to offer, the Firm Units to any person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate; or (ii) a journalist, publication or social media influencer to write or publish favorable information about the Company or any such affiliate.

2.31. Trading of the Public Securities on Nasdaq. As of the Effective Date and the Closing Date, the Public Securities will have been authorized for listing on the Nasdaq Global Market (the “Nasdaq”) and no proceedings have been instituted or threatened which would affect, and no event or circumstance has occurred as of the Effective Date which is reasonably likely to affect, the listing of the Public Securities on Nasdaq.

2.32. Definition of “Knowledge”. As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

2.33. Issuer Free Writing Prospectus, Roadshow and Testing-the-Waters Communications. The Company has not prepared or used any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to this Offering or any Securities (an “Issuer Free Writing Prospectus”). The Company also represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show. The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any testing-the-waters communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), or (a)(12) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any testing-the-waters communications, other than those distributed with the prior consent of the Representative; and (iii) if applicable, the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in testing-the-waters communications. Each Underwriter represents and agrees that any testing-the-waters communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. During the time when a registration statement, prospectus or proxy statement, or any amendment or supplement thereto, is required to be filed, submitted or delivered under the Act, the Regulations, the Exchange Act or the regulations under the Exchange Act, and when any Business Combination Filing (as defined below) is filed with or submitted or delivered to the Commission, at the time of use, and at the time of closing of any Business Combination, the Company will use all reasonable efforts to (i) comply with all requirements imposed upon it by the Act, the Regulations, the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus, and in connection with the solicitation of proxies and the registration of securities to be issued in connection with a Business Combination, as applicable, and (ii) disclose all material statements that are required to be stated therein in accordance with the Act and the Regulations, the Exchange Act and the regulations under the Exchange Act and ensure that neither the registration statement, prospectus, proxy statement or Business Combination Filings, nor any amendment thereto, on their respective dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. In furtherance of the foregoing (and without limitation thereof), the Company shall include in each applicable proxy statement appropriate disclosure of the nature, fees and Audit Committee review of all non-audit services, if any, received by the Company from its independent auditor. If at any time when a prospectus or proxy statement, or any amendment or supplement thereto, or any Business Combination Filing relating to the Public Securities and the Business Combination, as applicable, is required to be filed or delivered under the Act or the Exchange Act, an event or circumstance shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, or any other registration statement, prospectus or proxy statement relating to the Business Combination includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary during such period to amend (i) the Registration Statement or amend or supplement the Prospectus, and (ii) any registration statement, preliminary or final prospectus or proxy statement relating to a Business Combination, or any amendment or supplement thereto (each, a “Business Combination Filing” and, collectively the “Business Combination Filings”), as applicable, to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Sections 3.1, 3.22 and 3.23 hereof, an appropriate amendment or supplement to the Registration Statement, the Prospectus and any Business Combination Filings, as applicable, and in each case at the expense of the Company, so as to correct such statement or omission or effect such compliance.

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3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of five (5) years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use commercially reasonably efforts to maintain the registration of the Units, the Ordinary Shares and the Rights (until the Business Combination) under the provisions of the Exchange Act. The Company will not deregister the Units, the Ordinary Shares and the Rights prior to the Business Combination without the prior written consent of the Representative.

3.2.4. Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.2.5. Blue Sky Filing. Unless the Public Securities are listed on Nasdaq or another national securities exchange, the Company, at its expense, will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.2.6. Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Representative two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.2.7. Issuer Free Writing Prospectus. The Company represents and agrees that it has not made or used and will not make or use any offer relating to the Offering or any Securities that would constitute an Issuer Free Writing Prospectus.

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3.3. Effectiveness and Events Requiring Notice to the Representative. The Company will use all reasonable efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Preliminary Prospectus and/or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Preliminary Prospectus and/or the Prospectus in order to make the statements therein, (with respect to the Prospectus, in light of the circumstances under which they were made), not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.4. Review of Financial Statements. Until the earlier of five (5) years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement or filing of quarterly financial information, if any.

3.5. Affiliated Transactions.

3.5.1. Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with the Initial Shareholders or an officer or director of the Company unless the Company obtains an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company the Company is seeking to acquire or an independent accounting firm that the Company’s Business Combination is fair to the Company and the Company’s unaffiliated shareholders.

3.5.2. Administrative Services. The Company has entered into an administrative services agreement (the “Services Agreement”) with TenX Global Capital LP in the form filed as an exhibit to the Registration Statement pursuant to which the Sponsors have made and will continue to make available to the Company general and administrative services including office space and utilities for the Company’s use for $10,000 per month.

3.5.3. Compensation. Except as set forth in this Agreement, the Company shall not pay any officer, any director or any of the Initial Shareholders, or any of their affiliates, any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the Offering or the consummation of a Business Combination; provided that upon consummation of a Business Combination, they shall be entitled to reimbursement from the Company for out-of-pocket expenses and loans in connection with activities on behalf of the Company as described in the Prospectus.

3.6. Secondary Market Trading. In the event the listing or quotation of the Public Securities on Nasdaq or another national securities exchange is removed, suspended or terminated on or following the date of consummation of the Business Combination, the Company shall (i) apply for listing in the Mergent, Inc. Manual or another leading provider of business and financial information in view of obtaining a secondary trading exemption for the Public Securities for a period of five (5) years from the consummation of a Business Combination, (ii) take such commercially reasonable steps as may be necessary to obtain a secondary market trading exemption for the Company’s securities in such jurisdictions as may be reasonably requested by the Representative and (iii) take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative; provided that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign entity doing business in such jurisdiction.

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3.7. Financial Public Relations Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representative for a term to be agreed upon by the Company and the Representative.

3.8. Reports to the Representative.

3.8.1. Periodic Reports, Etc. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is dissolved, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five (5) copies of each Registration Statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representative pursuant to this section.

3.8.2. Transfer Sheets. For a period of five (5) years following the Effective Date or until such earlier time upon which the Company is dissolved, the Company shall retain a transfer and rights agent acceptable to the Representative (the “Transfer Agent”). In the event the Public Securities are not listed on Nasdaq or another national securities exchange, the Company will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. American Stock Transfer & Trust Company is an acceptable Transfer Agent to the Representative.

3.8.3. Trading Reports. If the Public Securities are quoted on the OTC Bulletin Board (or any successor trading market) or a market operated by the OTC Market Group Inc. (or similar publisher of quotations), then during such time the Company shall provide to the Representative, at its expense, such reports published by the OTC Bulletin Board or the OTC Market Group Inc. relating to price trading of the Public Securities, as the Representative shall reasonably request. In addition to the requirements of the preceding sentence, if the Public Securities are not listed on Nasdaq or such other national securities exchange for a period of two (2) years from the Closing Date, the Company, at its expense, shall provide Chardan a subscription to the Company’s weekly Depository Transfer Company Security Position Reports.

3.8.4. “Key Man” Life Insurance. Prior to the closing of the Business Combination, the Company shall have procured and shall covenant to maintain “key man” life insurance (in amounts agreed to by Chardan and with the Company as the sole beneficiary thereof) with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports” on the lives of one or more to-be-determined executive officers of the Company.

3.9. Disqualification of Form S-1. For a period equal to seven (7) years from the date hereof, the Company will not take any action or actions which prevents or disqualifies the Company’s use of Form S-1 (or other appropriate form) for the registration under the Act of the securities underlying the Representative’s interests, including the Representative’s Purchase Option and the Representative’s Securities.

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3.10. Payment of Expenses.

3.10.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the Company’s legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing (including the payment of postage with respect to such mailing) and delivering the Registration Statement, the Preliminary Prospectus and final Prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (iii) the printing, engraving, issuance and delivery of the Units, the Ordinary Shares and the Rights included in the Units and Placement Units, as applicable, and the Representative’s Purchase Option and the Representative’s Securities, including any transfer or other taxes payable thereon; (iv) if the Public Securities are not listed on Nasdaq or such other national securities exchange, the qualification of the Public Securities under state or foreign securities or Blue Sky laws specified by Representative, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto, and fees and disbursements for counsel of Representative’s choice retained for such purpose; (v) filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering; (vi) filing fees incurred in registering the Offering with FINRA and legal fees incurred by Chardan’s legal counsel in connection with FINRA related work; (vii) fees and disbursements of the registrar and transfer and rights agent; (viii) the Company’s expenses associated with “due diligence” meetings arranged by the Representative (none of which will be received or paid on behalf of a Participating Member); (ix) all costs and expenses of the Company associated with “road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including without limitation, all travel, food and lodging expenses associated with such trips; (x) all fees, expenses and disbursements relating to background checks of the Company’s directors, director nominees and executive officers; and (xi) all other reasonable costs and legal or due diligence expenses incurred by the Company or Chardan incident to the performance of their obligations hereunder, which are not otherwise specifically provided for in this Section 3.10.1. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the fees and expenses set forth above to be paid by the Company to the Representative and others, as agreed to by the Company in writing; provided that the aggregate amount of these other reimbursable expenses shall not exceed $100,000. If the Offering is not consummated for any reason whatsoever, except as a result of the Representative’s or any Underwriter’s breach or default with respect to any of its obligations described in this Agreement, then the Company shall reimburse the Representative for all reasonable documented out-of-pocket expenses incurred by the Representative in connection with the Offering including, without limitation, its legal fees (less any amounts previously paid), up to an aggregate amount of $100,000. Notwithstanding the forgoing, any advances received by the Representative will be reimbursed to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(1)(A).

3.10.2. Fee on Termination of Offering. Notwithstanding anything contained herein to the contrary, upon termination of the Offering the Company shall: (A) reimburse the Representative for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Section 3.10.1 above, as applicable, and (B) reimburse the Representative for the full amount of its accountable out-of-pocket expenses actually incurred to such date (which shall include, but shall not be limited to, all fees and disbursements of the Representative’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Representative in conducting its due diligence, including background checks of the Company’s officers and directors), up to an aggregate amount of $100,000, less the amounts previously paid and any amounts previously paid to the Representative in reimbursement for such expenses. If applicable, and solely in the event of a termination of this Offering, the Representative shall refund to the Company any portion of any advance payment previously received by the Representative which is in excess of the accountable out-of-pocket expenses actually incurred to such date by the Representative.

3.10.3. Excise Taxes and Fees. In the event an excise tax and/or any other similar fee or tax in nature is levied or imposed on the Company pursuant to any current, pending or future rule(s) or law(s), including without limitation any excise tax due under the Inflation Reduction Act (IRA) of 2022 in relation to a redemption of securities as described in the Registration Statement or otherwise, the Company and the Sponsors hereby agree to promptly pay each such tax or fee (but in any event, each such payment shall be made on or prior to the due date applicable for the payment of such tax and/or fee). In the event the Company is unable to pay such a tax or fee, the Company agrees to promptly notify and cause the Sponsors to either pay such tax or fee on behalf of the Company or advance funds to the Company to assure payment of the tax or fee by the Company on or before the applicable due date. The Company and the Sponsors further agree not to make payment of any such tax or fee from the Trust Account and further agree not to seek recourse for such tax or fee from the Trust Account.

3.11. Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

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3.12. Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning after the Effective Date.

3.13. Notice to FINRA.

3.13.1. Business Combination. In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and the Representative prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered a Participating Member with respect to the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in any proxy or tender offer statement which the Company files in connection with the Business Combination.

3.13.2. Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.14. Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.15. Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.16. Accountants. For a period of five (5) years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain UHY or other independent public accountants reasonably acceptable to the Representative.

3.17. Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement, as well as the proceeds from the exercise of the Over-allotment if such exercise has occurred on the date of the Prospectus. Within four (4) Business Days of the Closing Date, the Company will file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Financial Statements.

3.18. Forfeiture of Founder Shares. Upon the earlier to occur of the expiration or termination of the Over-allotment Option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsors in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 225,000 by (b) a fraction, (i) the numerator of which is 900,000 minus the number of Option Units purchased by the Underwriters upon the exercise of the Over-allotment Option, and (ii) the denominator of which is 900,000. For the avoidance of doubt, if the Underwriters exercise Over-allotment Option in full, the Company shall not cancel or otherwise affect the forfeiture of the Founder Shares pursuant to this subsection.

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3.19. FINRA. The Company shall advise FINRA if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Public Securities.

3.20. Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.21. Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.22. Business Combination Advisors. The Underwriters have not been engaged, do not undertake and specifically exclude from the scope of services under this Agreement, any services to the Company, and any responsibility or obligation to participate in, any aspect of the Business Combination, such as identifying potential target companies, negotiating Business Combination terms, and/or finding investors for and negotiating a PIPE or any other financing transactions. An engagement with respect to any such activities shall only occur upon execution and delivery of a separate advisory or placement agency or similar agreement duly authorized by the Company and the Representative or any of the other Underwriters.

3.23. Business Combination Diligence. The Company shall reimburse the Representative and the other Underwriters participating in the Business Combination for their services, fees and expenses, including for the engagement of legal counsel, specialists or third-party advisors, in connection with their actually performed and reasonably documented Business Combination related diligence.

3.24. Business Combination Announcement. Within four (4) Business Days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (“Business Combination Announcement”) to be issued by a press release service announcing the consummation of the Business Combination and, at the option of the Representative, indicating that the Representative was one of the underwriters in the Offering and also indicating the name and location of any financial advisors engaged by the Company as a merger and acquisitions advisor or otherwise in support of the Business Combination and, at the request of the Representative, whether the Representative or any of the other Underwriters were directly or indirectly involved as an advisor or in any other capacity in the consummation of the Business Combination, including that the Representative or any of the other Underwriters, as applicable, were not involved in any capacity in the consummation of the Business Combination, that they did not approve or disapprove the Business Combination, that they did not pass upon the merits or fairness of the Business Combination or related transactions or pass upon the adequacy or accuracy of the disclosure in the Business Combination Filings, or any information in any materials, including roadshow materials or testing-the-waters communications, provided to investors by, or with the approval of, the Company or the potential business combination target in connection with obtaining shareholder approval of the Business Combination, including any road show or investor presentations made to investors (whether in person or electronically) (together with the Business Combination Filings, the “Combination Materials”), and such other statements that the Representative or any of the other Underwriters may reasonably request. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon. The Company will not issue the Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

3.25. Press Releases. Except as provided for in Section 3.24, the Company agrees that it will not issue press releases or engage in any other publicity, without Chardan’s prior written consent (not to be unreasonably withheld), for a period of twenty-five (25) days after the Effective Date.

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3.26. Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the Effective Date, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.27. [Reserved].

3.28. Private Placement Proceeds. Immediately upon establishment of the Trust Account and prior to the Closing, the Company shall deposit $2,325,000 (increasing to $2,505,000 if the Underwriters exercise the Over- Allotment Option in full) of the proceeds from the sale of the Placement Units in the Private Placement in the Trust Account and shall provide the Representative with evidence of the same.

3.29. No Amendment to Charter.

3.29.1. Prior to the closing of a Business Combination, the Company covenants and agrees it will not seek to amend or modify its amended and restated memorandum and articles of association without the prior approval of its board of directors and its shareholders by way of a special resolution, being a resolution passed by the affirmative votes of at least two-thirds of the shareholders as, being entitled to do so, vote in person or where proxies are allowed, by proxy at a general meeting, or an unanimous written resolutions of the shareholders.

3.29.2. The Company acknowledges that the purchasers of the Firm Units and Option Units in this Offering shall be deemed to be third party beneficiaries of this Section 3.29.

3.29.3. The Representative and the Company specifically agree that this Section 3.29 shall not be modified or amended in any way without the approval of the Company’s shareholders by way of a special resolution.

3.30. Financial Printer. The Company shall retain a financial printer, reasonably acceptable to the Representative, for the purpose of facilitating the Company’s EDGAR filings and the printing of the Preliminary Prospectus and Prospectus.

3.31. Listing on Nasdaq. The Company will use commercially reasonable efforts to maintain the listing of the Public Securities on Nasdaq or another national securities exchange until the earlier of five (5) years from the Effective Date or until the Public Securities are no longer registered under the Exchange Act.

3.32. Payment of Deferred Underwriting Commission and Issuance of Representative’s Securities At Option of Chardan at the Time of the Business Combination. At the option of Chardan and upon the consummation of a Business Combination, the Company agrees that it will cause the Trustee to pay the Deferred Underwriting Commission directly from the Trust Account to Chardan, in accordance with Section 1.3.1, and the Company shall issue the Representative’s Securities to Chardan on such date on or after the closing of the Business Combination, in accordance with Section 1.3.2.

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3.33. Participation Rights in Future Financings. The Company agrees that if the Firm Units are sold in accordance with the terms of this Underwriting Agreement, the Company shall grant the Representative the right (but not the obligation) of first refusal to act as financial advisor with respect to the Business Combination and as the lead book-running manager or placement agent for any and all investments or other financings of the Company and other participants in the Business Combination that are concurrent with, or otherwise in connection with, the Business Combination (the “Related Financings”). The Representative shall be offered a right to receive at least 30% of the placement fees or other compensation or economics earned by or paid to all advisors and/or underwriters in connection with the Related Financings. If the Representative elects to provide such additional services, separate agreements will be executed containing customary terms and conditions, including appropriate provisions based on the prevailing market for similar services for global, full-service investment banks addressing topics such as indemnification, post-termination rights (including with respect to future transactions involving the Company, including its affiliates and any successors) fees and publicity rights. The Company and any such subsidiary or successor will use its best efforts to offer the Representative the opportunity to purchase or sell any securities in such Related Financings on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure from any financial advisor acting in the United States. If the Representative fails to accept such offer within ten (10) Business Days after the mailing of a notice containing the material terms of the proposed financing by registered mail or overnight courier service addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Representative’s failure to exercise its right with respect to any particular proposal shall not affect its rights relative to future proposals. The right of participation shall terminate on the eighteen (18) month anniversary of the closing of the Offering, or such longer time period as extended pursuant to the Company’s amended and restated memorandum and articles of association. The Company shall give Chardan the right (but not the obligation) of first refusal to act as the sole provider, from the closing of the Business Combination through the eighteen (18) month anniversary thereof, of any arrangement or facility enabling the Company, or any successor thereof following the Business Combination, to raise capital through the sale or other distribution of its Ordinary Shares or any other equity-linked securities directly or indirectly (for instance, by sales of immediately registered shares in an equity line facility) to the public markets. For the avoidance of doubt, the rights of first refusal described in this Section 3.33 shall comply with FINRA Rule 5110(g)(6)(A), including with the requirement that (i) such rights will not have a duration of more than three years from the commencement of sales in this Offering or the termination date of the engagement between the Company and Chardan, and (ii) Chardan will not have more than one opportunity to waive or terminate any right of first refusal in consideration of any payment or fee.

3.34. Investors Relation Firm. Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain an investor relations firm with the expertise necessary to assist the Company both before and after the consummation of the Business Combination.

4. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Kirkland & Ellis LLP.

4.1.2. FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the terms and arrangements and amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

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4.1.3. No Commission Stop Order. At each of the Closing Date and the Option Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any part thereof, and has not instituted or threatened to institute any proceedings with respect to such an order.

4.1.4. No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 3.3 hereof, if any, shall have been issued on either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.1.5. Nasdaq. By the Effective Date, the Public Securities shall have been approved for trading on Nasdaq.

4.2. Company Counsel Matters.

4.2.1. Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Winston & Strawn LLP (“W&S”), counsel to the Company, dated the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative. The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, Preliminary Prospectus, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus and the Prospectus (except as otherwise set forth in such opinion), no facts have come to the attention of such counsel which causes them to believe that either the Registration Statement, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes and schedules and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or the Prospectus).

4.2.2. Option Closing Date Opinion of Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinion of W&S, dated each Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to counsel to the Representative, confirming as of each Option Closing Date, the statements made by W&S in its opinion delivered on the Closing Date.

4.2.3. Closing Date Opinion of Cayman Islands Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Ogier (“Ogier”), Cayman Islands counsel to the Company, dated the Closing Date, addressed to the Representative and the other Underwriters and in form and substance reasonably satisfactory to the Representative.

4.2.4. Option Closing Date Opinion of Cayman Islands Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinion of Ogier, dated each Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to counsel to the Representative, confirming as of each Option Closing Date, the statements made by Ogier in its opinion delivered on the Closing Date.

4.2.5. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

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4.3. Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the nature of the changes or decreases, if any, referred to in Section 4.3.3 below) to the Representative and its counsel from UHY dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

4.3.1. Confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

4.3.2. Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder;

4.3.3. Stating that, on the basis of limited procedures which included a reading of the latest available minutes of the shareholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) at a date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the share capital or long-term debt of the Company, or any decrease in the shareholders’ equity of the Company as compared with amounts shown in the September 30, 2023 balance sheet included in the Registration Statement, the Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease; and (b) during the period from September 30, 2023 to a specified date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in net earnings or net earnings per Ordinary Share, in each case as compared with the Statement of Operations for the period from February 16, 2023 through September 30, 2023 included in the Registration Statement and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

4.3.4. Stating that they have compared specific dollar amounts, numbers of shares, percentages of earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with the standards of the PCAOB) set forth in the letter and found them to be in agreement; and

4.3.5. Statements as to such other matters incident to the transaction contemplated hereby as the Representative may reasonably request.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Executive Officer or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

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4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, certifying: (i) that the amended and restated memorandum and articles of association of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; (iv) all correspondence between the Company or its counsel and Nasdaq; (v) as to the incumbency of the officers of the Company; and (vi) a good standing certificate from the Cayman Islands. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development that is likely to result in a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or the Initial Shareholders before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Preliminary Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, the Preliminary Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading.

4.6. Delivery of Agreements.

4.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative validly executed copies of the Trust Agreement, the Services Agreement, the Rights Agreement, all of the Insider Letters, the Representative’s Purchase Option, the Founder Shares Subscription Agreement, the Placement Units Subscription Agreement, the Registration Rights Agreement and the Escrow Agreement.

4.6.2. [Reserved].

5. Indemnification.

5.1. Indemnification of Underwriters.

5.1.1. General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representative that participates in the offer and sale of the Public Securities and/or the consummation of a Business Combination, as applicable, (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, claim, action, suit, proceeding or investigation commenced or threatened, or any other claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party, including a government authority, or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon:

(A)	any untrue statement or alleged untrue statement of a material fact contained: (i) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement, prospectus or proxy statement relating to any Public Securities; (iii) in any Combination Materials or in any other materials shared or used in connection with a Business Combination with the Company’s shareholders or potential investors; or (iv) in any oral or written testing-the-waters communications, any application or other document or written communication, or any any “road show” as defined in Rule 433(h) under the Act or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (in this Section 5, collectively called “Application”) executed or used by the Company;

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(B)	any untrue statement or alleged untrue statement of a material fact based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities or any securities issued in connection with a Business Combination under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq Stock Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)	any untrue statement or alleged untrue statement of a material fact used in any business combination marketing or capital markets advisory activities by any Underwriter on the Company’s behalf in connection with a Business Combination, except to the extent such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereof, in any Combination Materials or in any other materials or communications shared or used in connection with a Business Combination with the Company’s shareholders or potential investors.

5.1.2. Solely with respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereof, the indemnity agreement contained in Section 5.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Securities as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver such materials was a result of non-compliance by the Company with its obligations under Section 3.2 hereof or under any other laws, rules and regulations.

5.1.3. The Company agrees to promptly notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or securities to be issued in connection with a Business Combination, or in connection with the Preliminary Prospectus, the Registration Statement, or the Prospectus, in any Combination Materials or in any other materials or communications shared or used in connection with a Business Combination with the Company’s shareholders or potential investors.

5.1.4. Procedure. If any action is brought against an Underwriter or Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall promptly assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such Controlling Person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action within reasonable time under the circumstances; (ii) the Company shall not have assumed defense of such action pursuant to the preceding sentence; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, or another conflict of interest or conflict as to legal representation exists (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or Controlling Person shall be borne by the Company. The Company shall not, without the prior written consent of the Underwriter, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any Underwriter is or could have been a party and indemnity could have been sought hereunder by such Underwriter unless such settlement (i) includes an unconditional release of such Underwriter from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Underwriter. Notwithstanding anything to the contrary contained herein, if the Underwriter or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld or delayed.

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5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, because of untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any Application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or in any such Application, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto or any Application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every liability and expense is incurred and is due and payable, and in such amounts as fully satisfy each and every liability and expense as it is incurred (and in no event later than 10 days following the date of any invoice therefore).

5.3. Contribution.

5.3.1. Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which: (i) any person entitled to indemnification under this Section 5 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.3.1, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

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5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 5.3 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1. Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than ten percent (10%) of the Firm Units or Option Units, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than ten percent (10%) of the Firm Units or Option Units, the Representative does not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Company and the Representative to purchase said Firm Units or Option Units on such terms. In the event neither the Company nor the Representative arranges for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by the Company without liability on the part of the Company (except as provided in Sections 3.9 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

7.1. Additional Ordinary Shares or Options. The Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any Ordinary Shares or any options or other securities convertible into Ordinary Shares, or any class of shares, in each case which participate in any manner in the Trust Account or which vote as a class with the Ordinary Shares on a Business Combination.

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7.2. Trust Account Waiver Acknowledgments. The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a “Target Business”) unless and until such Target Business acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $60,000,000 (increasing up to $69,000,000 to the extent that the Over-allotment Option is exercised) for the benefit of the public shareholders, and that (ii) for and in consideration of the Company agreeing to evaluate such Target Business for purposes of consummating a Business Combination with it, such Target Business agrees that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The Company further agrees that it will use all commercially reasonable efforts, prior to obtaining the services of any vendor, to obtain a written acknowledgment from such vendor, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that: (i) such vendor has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $60,000,000 (increasing to up to $69,000,000 to the extent that the Over-allotment Option is exercised) for the benefit of the public shareholders, and that (ii) for and in consideration of the Company agreeing to engage the services of the vendor, such vendor agrees that it does not have any Claim and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The foregoing letters shall substantially be in the form attached hereto as Exhibit A and B, respectively. Furthermore, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

7.3. Insider Letters. The Company shall not take any action or omit to take any action which would cause a breach of any of the Insider Letters executed among the Initial Shareholders, the officers and directors of the Company, and the Company, or the Founder Shares Subscription Agreement, the Placement Units Subscription Agreement, and will not allow any amendments to, or waivers of, such Insider Letters, the Founder Shares Subscription Agreement or the Placement Units Subscription Agreement without the prior written consent of the Representative.

7.4. Amended and Restated Memorandum and Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated memorandum and articles of association. Except as provided in Section 3.29, prior to the consummation of a Business Combination, the Company will not amend its amended and restated memorandum and articles of association, without the prior written consent of the Representative.

7.5. Tender Offer Documents, Proxy Materials and Other Information. The Company shall provide counsel to the Representative with copies of all tender offer documents or proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other State in which the Offering was registered, such information as may be required by such State.

7.6. Acquisition/Liquidation Procedure. The Company agrees that it will comply with its amended and restated memorandum and articles of association in connection with the consummation of a Business Combination or the failure to consummate a Business Combination within 9 months from the Closing Date (or up to 18 months, if the Company extends the time to complete a Business Combination, as further described in the Prospectus).

7.7. Rule 419. The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.8. Presentation of Potential Target Businesses. The Company shall cause the Company’s officers, directors and Initial Shareholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Company’s officers, directors and Initial Shareholders will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary obligations the Initial Shareholders might have.

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8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Units to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9. Effective Date of This Agreement and Termination Thereof.

9.1. Effective Date. This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date: (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market or on the OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or an initiation or increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Units; or (vii) if any of the Company’s representations, warranties or covenants hereunder are breached; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such material adverse change in general market conditions, including, without limitation, as a result of terrorist activities or any other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Units.

9.3. Expenses. In the event this Agreement shall not be carried out for any reason whatsoever, except as a result of the Representative’s or any of the other Underwriters’ breach or default with respect to any of its material obligations pursuant to this Agreement, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out-of-pocket expenses actually incurred by the Representative related to the transactions contemplated herein shall be governed by Section 3.9 hereof.

9.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

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10. Miscellaneous.

10.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by electronic transmission via PDF, and shall be deemed given when so mailed, delivered, or transmitted (or if mailed, three days after such mailing):

If to the Representative:

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, New York 10004

Attn.: Elliot Gnedy

Email: EGnedy@chardan.com

Copy to (which copy shall not be deemed to constitute notice to the Representative):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Christian O. Nagler, Esq.

Mathieu Kohmann

Email: cnagler@kirkland.com and mathieu.kohmann@kirkland.com

If to the Company:

Bayview Acquisition Corp

420 Lexington Avenue, Suite 2446

New York, NY 10170

Attn: Xin Wang, Chief Executive Officer and Director

Email: xinaling@winston.com

Copy to (which copy shall not be deemed to constitute notice to the Company):

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002

Attn: Michael J. Blankenship, Esq.

Email: mblankenship@winston.com

10.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement and the engagement letter by and between Chardan and the Company dated January 4, 2023, as amended on January 11, 2023) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

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10.6. Governing Law, Venue, etc.

10.6.1. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each of the Representative and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (ii) waives any objection which such party may have or hereafter have to the venue of any such suit, action or proceeding; and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

10.6.2. Each of the Representative and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representative mailed by certified mail to the Representative’s addresses shall be deemed in every respect effective service process upon the Representative, in any such suit, action or proceeding.

10.6.3. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

10.6.4. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

10.8. Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10.9. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the Offering. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the Offering, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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10.10. Recognition of the U.S. Special Resolution Regimes.

10.10.1. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

10.10.2. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 10.10: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

BAYVIEW ACQUISITION CORP

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Chief Executive Officer and Director

Agreed to and accepted on the date first above written.

CHARDAN CAPITAL MARKETS, LLC, as Representative of the several Underwriters

By:	/s/ George Kaufman
Name:	George Kaufman
Title:	Partner, Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE A

BAYVIEW ACQUISITION CORP

Underwriters	Number of Firm Units to be Purchased
Chardan Capital Markets, LLC	5,950,000
B. Riley Securities, Inc.	50,000
TOTAL	6,000,000

EXHIBIT A

Form of Target Business Letter

Bayview Acquisition Corp

420 Lexington Avenue, Suite 2446

New York, NY 10170

Attn: Yuk Man Lau

Ladies & Gentlemen:

Reference is made to the Final Prospectus of Bayview Acquisition Corp (the “Company”), dated December 14, 2023 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account,” initially in an amount of at least $60,000,000 for the benefit of the “public shareholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs, and (ii) up to $100,000 of interest earned by the trust account that may be released to the Company to fund the Company’s dissolution expenses, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a business combination or other form of acquisition with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

Form of Vendor Letter

Bayview Acquisition Corp

420 Lexington Avenue, Suite 2446

New York, NY 10170

Attn: Yuk Man Lau

Ladies & Gentlemen:

Reference is made to the Final Prospectus of Bayview Acquisition Corp (the “Company”), dated December 14, 2023 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established a “trust account,” initially in an amount of at least $60,000,000 for the benefit of the “public shareholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs and (ii) up to $100,000 of interest earned by the trust account that may be released to the Company to fund the Company’s dissolution expenses, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

For and in consideration of the Company agreeing to use the products or services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

EXHIBIT C

Form of Director/Officer Letter

Bayview Acquisition Corp

420 Lexington Avenue, Suite 2446

New York, NY 10170

Attn: Yuk Man Lau

December 14, 2023

Ladies & Gentlemen:

The undersigned officer or director of Bayview Acquisition Corp (the “Company”) hereby acknowledges that the Company has established the “trust account”, initially in an amount of at least $60,000,000 for the benefit of the “public shareholders” and the underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for (i) interest earned on the trust account that may be released to the Company to pay any taxes it incurs and (ii) up to $100,000 of interest earned by the trust account that may be released to the Company to fund the Company’s dissolution expenses, proceeds in the trust account will not be released until (a) the consummation of a Business Combination, or (b) the dissolution and liquidation of the Company if it is unable to consummate a Business Combination within the allotted time.

The undersigned hereby agrees that, except for its liquidation rights with respect to any Units and/or Ordinary Shares acquired in the Offering or in the aftermarket, it does not have any right, title, interest or claim of any kind in or to any monies in the trust account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the trust account for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any Ordinary Shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Signature of Officer/Director